Exhibit 3.1(o)

STATE OF NEW HAMPSHIRE

CERTIFICATE OF FORMATION

THE UNDERSIGNED, UNDER THE NEW HAMPSHIRE LIMITED LIABILITY COMPANY LAWS SUBMITS THE FOLLOWING CERTIFICATE OF FORMATION:

FIRST:  The name of the Limited Liability Company is NEVD-LD, LLC

SECOND:  The nature of the primary business or purposes are To provide telecommunications services.

THIRD:  The name of the limited liability company’s registered agent is Blaine Patrick and the street address (including zip code and post office box, if any) of its registered office is (agent’s business address) Two Bedford Farms, Bedford, NH 03110.

FOURTH:  The securities (generally, membership interests) will be sold or offered for sale within the meaning of RSA 421-B.  (New Hampshire Securities Act).

FIFTH:  The latest date on which the limited liability company is to dissolve is None.

SIXTH:  The management of the limited liability company is vested in a manager or managers.

Dated    January 5, 1999

Signature:	/s/ Robert C. Fanch
Print or Type Name:	Robert C. Fanch
Title:	Manager

STATE OF NEW HAMPSHIRE

LIMITED LIABILITY COMPANY

CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF FORMATION

TO THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE

PURSUANT TO THE PROVISIONS OF CHAPTER 304-C, SECTION 13 OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, THE UNDERSIGNED SUBMITS THE FOLLOWING CERTIFICATE OF AMENDMENT:

FIRST:  The name of the limited liability company is NEVD-LD, LLC

SECOND:  The text of each amendment is:

Article FIRST of the Certificate of Formation is amended to read as follows:

“FIRST:                                                     The name of the Limited Liability Company is Conversant Communications Long Distance, LLC.”

Dated  September 30, 1999

Signature: *	/s/ Robert C. Fanch
Print or Type Name:	Robert C. Fanch
Title:	Manager

*              Signature and title of person singing for the limited liability company.  Must be signed by a manager of the limited liability company.  If no manager, it must be signed by a member.  (If the limited liability company is in the hands of a receiver, executor, or other court appointed fiduciary, trustee, or other fiduciary, it must be signed by that fiduciary.)

Mail fee and ORIGINAL and ONE EXACT OR CONFORMED COPY to: Secretary of State, State House, Room 204, 107 North Main Street, Concord, NH 03301-4989

STATE OF NEW HAMPSHIRE

Filing fee: $35.00	Form LLC-3
Use black print or type.	RSA 304-C:13

Form must be single-sided, on 8 1/2” x 11 paper;

Double sided copies will not be accepted.

LIMITED LIABILITY COMPANY CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF FORMATION

PURSUANT TO THE PROVISIONS OF CHAPTER 304-C, SECTION 13 OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, THE UNDERSIGNED SUBMITS THE FOLLOWING CERTIFICATE OF AMENDMENT:

First:  The name of the limited liability company is Conversent Communications Long Distance, LLC

Second:  The text of each amendment is:

Article Sixth of the Company’s Certificate of Formation is hereby deleted in its entirety and replaced with the following:

“The management of the limited liability company is not vested in a manager or managers.”

*Signature:	/s/ Alva Huffman
Print or type name:	Alva Huffman
Title:	Vice President, Finance of the Sole
Manager of Conversent Communications, LLC
Date signed:	5/6/2011

*                                         Signature and title of person singing for the limited liability company.  Must be signed by a manager of the limited liability company.  If no manager, it must be signed by a member.  (If the limited liability company is in the hands of a receiver, executor, or other court appointed fiduciary, trustee, or other fiduciary, it must be signed by that fiduciary.)